Exhibit 10.2
SEPARATION AGREEMENT AND RELEASE
This Separation Agreement and Release (“Agreement”) is made by and between Malcolm Unsworth (“Executive”) and Itron, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).
RECITALS
WHEREAS, Executive is employed by the Company;
WHEREAS, Executive and the Board of the Directors of the Company agreed that Executive would retire from the Company and Executive's last day of employment with the Company was August 31, 2011 (the “Separation Date”); and
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive's employment with or separation from the Company;
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:
COVENANTS
1.Consideration. Subject to the Agreement being effective and irrevocable, the Company agrees (a) to pay Executive all accrued salary, vacation pay, or amounts previously earned by Executive that were deferred, less legally required and authorized withholding; (b) to make twelve monthly payments to Executive in the amount of $64,375, less legally required and authorized withholdings, with such payments to be made on the last business day of every month beginning on September 30, 2011 and ending on August 31, 2012 (the “Severance Payments”), (c) to treat Executive's equity awards from the Company as appropriate in light of Executive's retirement from the Company in accordance with the terms of the applicable Stock Agreements, which are identified in Schedule 1 of this Agreement, and (d) to make payments to Executive on a pro-rata basis for the amount or awards, if any, Executive would have otherwise been entitled under the Company's Executive Management Incentive Plan or Long Term Performance Plan in light of Executive's retirement from the Company. Executive acknowledges and agrees that the consideration provided to him hereunder fully satisfies any obligation that the Company had to pay Executive's wages or any other compensation for any of the services that Executive rendered to the Company. The Severance Payments described in this paragraph are expressly contingent upon Executive's full compliance with the terms of this Agreement. Should Executive fail to fully comply with any of the terms of the Agreement , the Severance Payments will immediately cease, Executive shall forfeit rights to any future Severance Payments and Executive shall immediately return to the Company any Severance Payments already made.

2.Stock. Executive has been a participant in the Company's stock incentive plans. A schedule of all outstanding awards is set forth in Schedule 1. All such awards shall be governed by the terms and conditions of the applicable Stock Agreements.

3.Benefits. Executive's health insurance benefits shall cease on the last day of August, 2011, subject to Executive's right to continue his health insurance under COBRA. Executive's participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

4.Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, leave, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation (other than distribution of Executive's Company Incentive Savings Plan balance, which is 100% vested) due to Executive. Executive further acknowledges and represents that he has received any leave to which he was entitled or which he requested, if any, under the Family Medical Leave Act, and that he did not sustain any workplace injury, during his employment with the Company.

5.Release of Claims. Executive agrees that payment of the amounts set forth in Section 1 hereof and Executive's receipt of the benefits of the Company stock incentive plans and Incentive Savings Plan identified in Sections 2 and 4 hereof, respectively, represent settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”), and subject to such payment and receipt. Executive, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:
a.    any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;
b.    any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; any of the laws of the state of Washington, including, but not limited to, RCW 49 et seq, except as prohibited by law; and any of the laws of the state of Washington (or any other applicable jurisdiction) that are subject to release, including any and all amendments thereto and regulations thereunder;
e.    any and all claims for violation of the federal or any state constitution;
f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and
h.    any and all claims for attorneys' fees and costs.
Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive's right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against the Company; Executive's release of claims herein bars Executive from recovering such monetary relief from the Company).

6.Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. The Parties agree that any changes made in the course of negotiating the terms of this Agreement will not restart the running of the 21-day period.

7.Unknown Claims. Executive acknowledges that he has been advised to consult with legal counsel and that he is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the releasee. Executive, being aware of said principle, agrees to expressly waive any rights he may have to that effect, as well as under any other statute or common law principles of similar effect.

8.No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9.Application for Employment. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Company, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company.

10.Confidentiality. Executive agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Executive may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Executive's undersigned counsel, and Executive's accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Executive agrees that he will not publicize, directly or indirectly, any Separation Information.
Executive acknowledges and agrees that the confidentiality of the Separation Information is of the essence. The Parties agree that if the Company proves that Executive breached this Confidentiality provision, the Company shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys' fees associated with the enforcement action, without regard to whether the Company can establish actual damages from Executive's breach, except to the extent that such breach constitutes a legal action by Executive that directly pertains to the ADEA. Any such individual breach or disclosure shall not excuse Executive from his obligations hereunder, nor permit him to make additional disclosures. Executive warrants that he has not disclosed, orally or in writing, directly or indirectly, any of the Separation Information to any unauthorized party.

11.Trade Secrets and Confidential Information/Company Property. Executive shall maintain in confidence and not disclose to any person or entity, other than employees of ITRON, or use any Confidential Information, except as authorized by ITRON. Further, Executive will not use any Confidential Information received by ITRON from a third party in any manner inconsistent with any agreement between ITRON and such third party of which he is made aware. Executive acknowledges that all memoranda, notes, documents, drawings, specifications, software, media and other materials containing any Confidential Information are the exclusive property of ITRON and he will deliver to ITRON all such material in my possession or control upon ITRON's request. Executive reaffirms and agrees to observe and abide by the terms of any confidentiality agreement he signed with the Company, specifically including the provisions therein regarding nondisclosure of the Company's trade secrets and confidential and proprietary information, and non-solicitation of Company employees. For purposes of this Agreement, “Confidential Information” means any information that (a) relates to the business of the Company, (b) is not generally available to the public, and (c) is conceived, compiled, developed, discovered or received by, or made available to, Executive during the course of Executive's employment with the Company, whether solely or jointly with others, and whether or not while engaged in performing work for the Company. Confidential Information includes information, both written and oral, relating to inventions, trade secrets and other proprietary information, technical data, products, services, finances, business plans, marketing plans, legal affairs, suppliers, clients, prospects, opportunities, contracts or assets of the Company. Confidential Information also includes any information which has been made available to the Company by or with respect to third parties and which the Company is obligated to keep confidential.

12.No Cooperation. Executive agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to any ADEA waiver in this Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he cannot provide counsel or assistance.

13.Non-Disparagement. Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Executive shall direct any inquiries by potential future employers to the Company's human resources department, which shall use its best efforts to provide only the Executive's last position and dates of employment.

14.Breach. Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of any waiver herein under the ADEA, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement, except as provided by law. Except as provided by law, Executive shall also be responsible to the Company for all costs, attorneys' fees, and any and all damages incurred by the Company in (a) enforcing Executive's obligations under this Agreement or the Confidentiality Agreement, including the bringing of any action to recover the consideration, and (b) defending against a claim or suit brought or pursued by Executive in violation of the terms of this Agreement.

15.Ongoing Cooperation. Executive agrees to provide reasonably prompt cooperation in signing documents that may be required as a result of his retirement from the Company as it relates to resignation from other Company subsidiaries for which he may be an officer or director.

16.No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

17.Nonsolicitation and Noncompetition.
a.    For one year following the Separation Date, Executive will not induce, or attempt to induce, any employee or independent contractor of the Company to cease such employment or relationship to engage in, be employed by, perform services for, participate in the ownership, management, control or operation of, or otherwise be connected with, either directly or indirectly, any Competing Business (defined below). For purposes of this Agreement, “Competing Business” means any business whose efforts are in competition with the efforts of the Company. A Competing Business includes any business whose efforts involve any research and development, products or services in competition with products or services which are, as of the Separation Date, either (a) produced, marketed or otherwise commercially exploited by the Company or (b) in actual research or development by the Company, or (c) planned for future research and development, as demonstrated by objective evidence, such as budget allocations, work assignments, hiring decisions, planning documents, or other similar documentation.
b.    For one year following the Separation Date, Executive agrees (except on behalf of or with the prior written consent of the Company) that Executive will not, directly or indirectly (a) solicit, divert, appropriate to or accept on behalf of any Competing Business, or (b) attempt to solicit, divert, appropriate to or accept on behalf of any Competing Business, any business from any customer or actively sought prospective customer of the Company with whom Executive has dealt, whose dealings with the Company have been supervised by Executive or about whom Executive has acquired Confidential Information in the course of Executive's employment.
c.    For one year following the Separation Date, Executive will not engage in, be employed by, perform services for, participate in the ownership, management, control or operation of, or otherwise be connected with, either directly or indirectly, any Competing Business. For purposes of this paragraph, Executive will not be considered to be connected with any Competing Business solely on account of my ownership of less than five percent of the outstanding capital stock or other equity interests in any corporation, partnership, trust, association, governmental authority, educational institution, individual or other entity carrying on the Competing Business.
d.    “Competing Business” means any business whose efforts are in competition with the efforts of the Company. A Competing Business includes any business whose efforts involve any research and development, products or services in competition with products or services which are, as of the Separation Date, either (a) produced, marketed or otherwise commercially exploited by the Company or (b) in actual research or development by the Company, or (c) planned for future research and development, as demonstrated by objective evidence, such as budget allocations, work assignments, hiring decisions, planning documents, or other similar documentation.

e.    Executive agrees that the restrictions of this Section 17 are reasonable, but further agrees that should a court exercising jurisdiction with respect to this Agreement find any such restriction invalid or unenforceable due to unreasonableness, either in period of time, geographical area, or otherwise, then in that event, such restriction is to be interpreted and enforced to the maximum extent which such court deems reasonable.

18.Indemnification. In consideration of his execution of this Release, the Company agrees to indemnify and hold Executive harmless against any claim, loss, penalty, or other expense (including reasonable attorney's fees) brought by or on behalf of any person or entity and arising from or relating to his employment by or his service as an officer or director of the Company, except to the extent such indemnification is prohibited by applicable law. Such indemnification obligation shall include, without limitation, any tax-related liabilities, arising in relation to Executive's period of employment and residence in Belgium, in pursuit of the Company's business.

19.Costs. The Parties shall each bear their own costs, attorneys' fees, and other fees incurred in connection with the preparation of this Agreement.

20.ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SPOKANE COUNTY, WASHINGTON, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH WASHINGTON LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL WASHINGTON LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH WASHINGTON, WASHINGTON LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS' FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY

OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

21.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on his behalf under the terms of this Agreement. Executive agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive's failure to pay or the Company's failure to withhold, or Executive's delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys' fees and costs.

22.Section 409A. This Agreement and all payments and benefits hereunder are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the final Treasury Regulations and official IRS guidance thereunder (collectively, “Section 409A”) to the maximum extent possible, whether pursuant to Treasury Regulations Section 1.409A-1(b)(4), Treasury Regulations Section 1.409A-1(b)(9)(iii), or otherwise. To the extent Section 409A applies to this Agreement (or such payments or benefits), this Agreement and the terms of such payments and benefits are intended to comply with all applicable requirements of Section 409A. This Agreement shall be interpreted and administered consistently with such intent. Each Severance Payment shall be treated as a separate payment for purposes of Section 409A. The Company makes no representations or warranties with respect to any tax consequences of this Agreement under Section 409A or otherwise.

23.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

24.No Representations. Executive represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

25.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

26.Attorneys' Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of any waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys' fees incurred in connection with such an action.

27.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive's employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive's relationship with the Company, with the exception of the Stock Agreements.

28.Assignment. This Agreement may not be assigned to a third party by Executive without the express, prior written approval of Company. The Company may assign this Agreement (a) to any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party; (b) any corporation, partnership, association or other person to which the Company may transfer all or substantially all of the assets and business of the Company existing at such time; or (c) any subsidiary, parent or other affiliate of the Company. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

29.No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company's Chief Executive Officer.

30.Governing Law. This Agreement shall be governed by the laws of the State of Washington, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of Washington.

31.Effective Date. Executive has seven (7) days after he signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signs this Agreement, so long as it has not been revoked by Executive before that date (the “Effective Date”).

32.Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

33.Voluntary Execution of Agreement. Executive understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Executive acknowledges that:
(a)    He has read this Agreement;

(b)	He has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)	He understands the terms and consequences of this Agreement and of the releases it contains; and
(d)    He is fully aware of the legal and binding effect of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

				MALCOLM UNSWORTH, an individual

Dated:	September 7,	2011		/S/ MALCOLM UNSWORTH
				Malcolm Unsworth

				ITRON, INC.

Dated:	September 7,	2011	By	/S/ STEVEN M. HELMBRECHT
			Name:	Steven M. Helmbrecht
			Title:	Sr. Vice President and Chief Financial Officer

Schedule 1-Stock Plan Agreements

Schedule 1-- Unsworth Stock Agreements

Outstanding Stock Options

Date Granted	Type	Price	# Outstanding	Vesting	Expiration Date
1-Jul-04	ISO	$22.74	4,397	Vested	31-Aug-12
3-May-05	ISO	$37.40	2,673	Vested	31-Aug-12
7-Aug-06	ISO	$48.51	2061	Vested	31-Aug-12
7-Aug-06	NQ	$48.51	17,939	Vested	31-Aug-12
14-May-07	ISO	$67.43	1,483	Vested	31-Aug-12
14-May-07	NQ	$67.43	18,517	Vested	31-Aug-12
5-May-08	ISO	$95.78	1,044	Vested	31-Aug-12
5-May-08	NQ	$95.78	28,956	Vested	31-Aug-12
13-Feb-09	NQ	$57.96	33,334	Per below
			11,112	Vested	31-Aug-14
			11,111	Vested	31-Aug-14
			11,111	13-Feb-09	Forfeit
13-Feb-09	ISO	$57.96	1,725	Per below
			575	Vested	31-Aug-14
			575	Vested	31-Aug-14
			575	13-Feb-12	Forfeit
13-Feb-09	NQ	$57.96	14,941	Per below
			4,981	Vested	31-Aug-14
			4,980	Vested	31-Aug-14
			4,980	13-Feb-12	Forfeit
12-Feb-10	NQ	$61.34	25,900	Per below
			9,176	Vested	31-Aug-14
			9,177	12-Feb-12	Forfeit
			7,547	12-Feb-13	Forfeit
12-Feb-10	ISO	$61.34	1,630	Per below
			544	Vested	31-Aug-14
			543	12-Feb-12	Forfeit
			543	12-Feb-13	Forfeit
25-Feb-11	NQ	$56.97	26,455	Per below
			9,403	25-Feb-12	Forfeit
			9,403	25-Feb-13	Forfeit
			7,649	25-Feb-14	Forfeit
25-Feb-11	ISO	$56.97	1,755	25-Feb-14	Forfeit

Time Based RSUs

Grant Date	Total Shares	Vesting	Date of Vest	Status	Distribution

12-Feb-10	11,050
		3,683	12-Feb-11	Vested	Complete
		3,683	12-Feb-12	Unvested	Forfeit
		3,684	12-Feb-13	Unvested	Forfeit

25-Feb-11	12,000
		4,000	25-Feb-12	Unvested	Forfeit
		4,000	25-Feb-13	Unvested	Forfeit
		4,000	25-Feb-14	Unvested	Forfeit

LTPP RSUs

Grant Date	Total	Vesting Date	Status	Distribution

12-Feb-09	3,715	Prorated to August 31, 2011	3,304 vested	31-Dec-11
			411 forfeit

12-Feb-10	44,200	31-Aug-11	44,200 vested	14,732 on December 31, 2011
				14,734 on December 31, 2012
				14,734 on December 31, 2013

25-Feb-11	24,000*	TBD	TBD	TBD

* Malcolm is a participant in the 2011 LTPP Plan. If an award is earned, he will be rewarded 8/12th of the awards.
It will vest ratably over 3 years starting December 31, 2012 if an award is earned.
Malcolm's shares at "target" are 24,000 RSUs. It could range from 0-48,000 shares.